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[LOGO] ING FUNDS

                                                                       (h)(9)(i)

March 5, 2008
Nick Horvath
DST Systems, Inc.
333 West 11th St., 5th Floor
Kansas City, Missouri 64105

Dear Mr. Horvath:

     Pursuant to the Agency Agreement dated July 7, 2001, between ING Series Fund, Inc. and DST Systems, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Global Income Builder Fund and ING Tactical Asset Allocation Fund, each a newly established series of ING Series Fund, Inc. (the "Funds"), effective March 5, 2008, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Exhibit A dated April 11, 2006.

     The Amended Exhibit A has also been updated: 1) to reflect name changes for: ING Aeltus Money Market Fund to ING Money Market Fund; ING Equity Income Fund to ING Growth and Income Fund; ING International Growth Fund to ING International Equity Fund; ING Strategic Allocation Balanced Fund to ING Strategic Allocation Moderate Fund; and ING Strategic Allocation Income Fund to ING Strategic Allocation Conservative Fund; and 2) to remove ING Classic Index Plus Fund, as this fund was dissolved.

     Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Funds by signing below.

                                        Very sincerely,


                                        /s/ Todd Modic
                                        ----------------------------------------
                                        Todd Modic
                                        Senior Vice President
                                        ING Series Fund, Inc.


ACCEPTED AND AGREED TO:
DST Systems, Inc.


By: /s/ Nick Horvath
    -----------------------------------
Name: Nick Horvath
Title: Director of Ops, Duly Authorized

7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000   ING Series Fund, Inc.
Scottsdale, AZ 85258-2034      Fax: 480-477-2700
                               www.ingfunds.com

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                                AMENDED EXHIBIT A

                                     to the

                                AGENCY AGREEMENT

                                     between

                              ING SERIES FUND, INC.

                                       and

                                DST SYSTEMS, INC.

ING Series Fund, Inc.                        Federal TIN
------------------------------------------   -----------
Brokerage Cash Reserves                      06-1551279
ING 130/30 Fundamental Research Fund         20-4411304
ING Money Market Fund                        06-1330795
ING Balanced Fund                            06-1330792
ING Growth and Income Fund                   06-1330789
ING Global Income Builder Fund               TBD
ING Global Science and Technology Fund       06-1569196
ING Growth Fund                              06-1384101
ING Index Plus LargeCap Fund                 06-1466028
ING Index Plus MidCap Fund                   06-1501683
ING Index Plus SmallCap Fund                 06-1501682
ING International Equity Fund                06-1330797
ING Small Company Fund                       06-1384097
ING Strategic Allocation Moderate Fund       06-1415525
ING Strategic Allocation Growth Fund         06-1415523
ING Strategic Allocation Conservative Fund   06-1415522
ING Tactical Asset Allocation Fund           TBD